EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2017, with respect to the financial statements and supplemental schedules included in the Annual Report of the Northwest Natural Gas Company Retirement K Savings Plan on Form 11-K for the year ended December 31, 2016. We hereby consent to the incorporation by reference of said report in the Registration Statement of Northwest Natural Gas Company of Form S-8 (File No. 333-180350).
/s/ GRANT THORNTON LLP
Seattle, Washington
June 27, 2017